UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 7, 2015

Retractable Technologies, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-16465	75-2599762
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

511 Lobo Lane, Little Elm, Texas	75068-5295
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (972) 294-1010

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement.

On December 7, 2015, Retractable Technologies, Inc. (the “Company”) entered into an Agreement for the Purchase and Sale of Preferred Stock (the “Agreement”) effective November 30, 2015 with the Government of the Cayman Islands providing for the Company’s issuance of 728,000 shares of Common Stock in return for 200,000 shares of Series IV Class B Convertible Preferred Stock (the “Preferred Stock”) of the Company.  In addition, the Government of the Cayman Islands transferred to the Company all rights associated with the Preferred Stock, including $3,094,794.52 of dividends in arrears.  Future dividend requirements of $200,000 per year will cease.

The Common Stock is being issued in reliance on exemptions from registration provided by Sections 3(a)(9) and 18(b)(4) of the Securities Act of 1933, as amended.

A copy of the Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.  The foregoing description of the Agreement is a summary and does not purport to be complete and is qualified in its entirety by reference to the Agreement.

Item 9.01 — Financial Statements and Exhibits

(d)  Exhibits

10.1                        Agreement for the Purchase and Sale of Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: December 9, 2015	RETRACTABLE TECHNOLOGIES, INC.
(Registrant)

	BY:	/s/ Thomas J. Shaw
THOMAS J. SHAW
PRESIDENT AND CHIEF EXECUTIVE OFFICER